Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Anthony G. Voorhees	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509) 927-5345	(206) 729-3625

KEY TRONIC CORPORATION ANNOUNCES PRELIMINARY RESULTS
FOR THE SECOND QUARTER OF FISCAL YEAR 2025

Spokane Valley, WA— January 24, 2025 — Key Tronic Corporation (Nasdaq: KTCC), a provider of electronic manufacturing services (EMS), today announced its preliminary results for the second quarter of fiscal year 2025 ending December 28, 2024.

For the second quarter of fiscal year 2025, Key Tronic anticipates reporting revenue of approximately $114 million, and a net loss of approximately $0.40-$0.48 per share, both of which are below previous guidance. The lower than anticipated revenue and earnings for the second quarter of fiscal year 2025 are primarily due to the impact from unexpected component shortages, lower-than-expected production during the holiday season, and reduced demand from certain customers which together lowered revenue by approximately $15 million for the quarter. As previously announced, the Company also expects to report approximately $1.0 million in write-offs of unamortized loan fees related to refinancing its debt with a new lender.

Key Tronic expects revenue and earnings to recover in the third quarter of fiscal year 2025 as strategic initiatives undertaken in previous quarters come to fruition. The Company is actively streamlining its international and domestic operations, with further headcount reductions to enhance efficiency, building on similar actions announced in the third quarter of fiscal year 2024. At the same time, Key Tronic continues to win new programs involving aerospace systems and energy resiliency technology products, which was announced in a separate press release on January 24, 2025, and has reduced inventories to be more in line with current revenue levels.

For the third quarter of 2025, the Company expects to report revenue in the range of $115 million to $130 million and earnings in the range of $0.00 to $0.15 per diluted share.

The revenue and earnings estimates for the second and third quarters of fiscal 2025, and the finalization of financial results for the second quarter of 2025, are subject to completion of the Company’s quarterly close and review procedures which are still ongoing. The Company plans to report its complete results and host its earnings conference call for the second quarter of fiscal 2025 on February 4, 2025. Details for the conference call have been announced in a separate press release.

About Key Tronic

Key Tronic is a leading contract manufacturer offering value-added design and manufacturing services from its facilities in the United States, Mexico, China and Vietnam. The Company provides its customers full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world’s leading original equipment manufacturers. For more information about Key Tronic visit: www.keytronic.com.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to those including such words as aims, anticipates, believes, continues, estimates, expects, hopes, intends, plans, predicts, projects, targets, will, or would, similar verbs, or nouns corresponding to such verbs, which may be forward looking. Forward-looking statements also include other passages that are relevant to expected future events, performances, and actions or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this release include, without limitation, the Company’s statements regarding its expectations with respect to financial conditions and results, including revenue and earnings, cost savings from headcount reduction and the Mexican Peso exchange rate, demand for certain products and the effectiveness of some of its programs, business from customers and programs, and impacts from operational streamlining and efficiencies, including reductions in inventories. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including but not limited to: the future of the global economic environment and its impact on our customers and suppliers; the availability of components from the supply chain; the availability of a healthy workforce; the accuracy of suppliers’ and customers’ forecasts; development and success of customers’ programs and products; timing and effectiveness of ramping of new programs; success of new-product introductions; the risk of legal proceedings or governmental investigations relating to the previously reported financial statement restatements and related material weaknesses, the May 2024 cybersecurity incident and the subject of the internal investigation by the Company’s Audit Committee and related or other unrelated matters; acquisitions or divestitures of operations or facilities; technology advances; changes in pricing policies by the Company, its competitors, customers or suppliers; impact of new governmental legislation and regulation, including tax reform, tariffs and related activities, such trade negotiations and other risks; and other factors, risks, and uncertainties detailed from time to time in the Company’s SEC filings.